Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Premium Income Municipal Fund 2
811-7482

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
             6,789,312
                       780
   Against
                456,215
                          -
   Abstain
                212,293
                          -
   Broker Non-Votes
             2,192,539
                          -
      Total
             9,650,359
                       780



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
             6,768,901
                       780
   Against
                467,422
                          -
   Abstain
                221,498
                          -
   Broker Non-Votes
             2,192,538
                          -
      Total
             9,650,359
                       780

Proxy materials are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090064.